Exhibit 10.1
                                  BECKMAN


                       FY 95 EXECUTIVE INCENTIVE PLAN
                             CLASSES 12 AND 13


Background

Key executives have two separate incentive opportunities with different time horizons and different performance measures. For the annual incentive opportunity, the focus will be on annual results in terms of Earnings Per Share Achievement as a Percent of Targeted EPS, with sales revenue and an individual performance multiplier as additional elements in determining the final incentive award. The second time horizon of incentive opportunity will be based on company "Economic Value Added" for a two-year cycle under a long-term incentive plan.


ANNUAL (EPS) INCENTIVE

Earnings per share continues to be a critical factor in the company's performance and valuation by the financial community. Because of its importance, the level of achievement of EPS as a percent of target is the fundamental measurement for annual incentive opportunity. The basic award guidelines for the degree of achievement are as follows:

         EPS Achievement            Award Performance
         Percent of Target*         of Base Earnings
         _____________________________________________
               104%                       27.7%
               102%                       25.4%
               100%                       23.1%
                98%                       17.3%
                96%                       11.6%
                94%                        5.8%
          below 94%                          0%

     A pro rata percentage is calculated for achievement between the above award levels.

    *Before special charges


Sales Revenue Modifier

The award percentage for EPS achievement will be increased by 10% if EPS is at target or higher for FY 95 and the company's sales goal is met or exceeded.


Individual Incentive Award Determination

The final step in the calculation of individual incentive awards is the application of an individual performance multiplier to the award percentage for EPS achievement after any adjustment for sales revenue. This multiplier is derived from the "overall rating" for Performance Expectations in the EXCEL process and is expressed as a percentage to be applied to the EPS award guideline. Base earnings for the period of incentive eligibility (eligible earnings) are then multiplied by the final award percentage to determine the amount of incentive award.

      Overall Performance Rating          Performance Multiplier to be
      for Performance Expectations        Applied to Award Guideline
      ______________________________________________________________

           Exceptional                            130% - 150%
           High                                   100% - 120%
           Good                                    50% -  90%
           Improved Performance Required               0


Example of How the Annual Incentive Award is Calculated

Assume that EPS achievement is 102% of target before special charges and the company sales revenue goal is met or exceeded. In this example, the total amount award percentage before applying the individual performance multiplier is 27.9% (25.4% + 10% x 25.4% rounded). The 27.9% award will be increased to a 33.5% individual incentive award with an individual performance multiplier of 120%. Conversely, an individual performance modifier of 80% would reduce the 27.9% award to a 22.3% final EPS annual incentive award.

Administration

1. All financial results will be measured on an "as reported" basis with no adjustment for any effect of currency fluctuations.

2. Qualifying events that may cause a modification to the original EPS award level milestones must be: 1) unanticipated; 2) non-recurring; 3) material in nature; and 4) not part of normal business operations.

3. To be eligible for an annual EPS incentive award, a participant must be in active pay status at the end of the measurement period. Partial payments will be made for retirees, as defined by the company's pension plan, who leave before the end of the fiscal year.

BECKMAN

              TWO-YEAR ECONOMIC VALUE ADDED (EVA) INCENTIVE PLAN
                          CYCLE THREE BEGINNING FY 95
                               CLASSES 12 AND 13


Background

The two year (long-term plan) incentive is based upon maintaining and improving the base amount of total company EVA through a two-year measurement cycle. EVA benchmarks for incentive eligibility will be established for each two-year cycle at its beginning and successive cycles overlap by one year. For example, the second year of cycle two, fiscal year 1995, will be the first year of cycle three.

EVA Definition

EVA is defined as the net operating profit after-tax (excluding restructuring charges), less a cost of capital charge on a thirteen-month average capital base (excluding restructuring reserves). This performance measurement reflects the relationship between profits generated by the company and the cost of the balance sheet investment. Certain events may trigger a reassessment of the EVA targets for incentive eligibility.

EVA Award Eligibility

The EVA target for cycle three, ending December 31, 1996, is based upon the 1994-1998 Strategic Plan. EVA is planned to increase from the actual amount at the end of 1994, which is the threshold for award eligibility, to the target level as operating and asset management objectives are achieved. For Class 12 and 13 executives, this will generate a 10.0% of base earnings award. Gradations in performance above and below the targeted EVA are depicted below.


                     EVA CYCLE THREE (1995 & 1996)

             EVA Achievement                  Final EVA
             Percent of Target                Award
         __________________________________________________

             less than 42%                        0.0%
                       42%                        5.0%
                      100%                       10.0%
                      139%                       20.0%
             greater than 139%                   20.0%


A pro rata incentive award percentage is calculated for EVA improvement between the specific EVA achievement levels listed.


Individual Eligible Earnings for EVA Award

Although the EVA measurement period is two years, the actual award calculation will be based upon an individual participant's annualized base earnings at the end of the second year of the two-year cycle. One year of eligible earnings is applied because of the overlapping nature of the two-year cycles.

Deferred Stock Award Alternative

Payment of the earned incentive will be made in cash, subject to standard withholding taxes and deductions, or a participant may elect to be paid in restricted stock. Details of the restricted stock payment alternative are described in the insert to this document.

Administration

1. All financial results will be measured on an "as reported" basis with no adjustment for any effect of currency fluctuations.

2. Qualifying events that may cause adjustments to original approved EVA targets must be: 1) unanticipated; 2) non-recurring; 3) material in nature; and 4) not part of normal business operations.

3. To be eligible for a full EVA incentive award, a participant must be in active pay status at the end of the two-year measurement period. Partial payments will be made in cash for retirees, as defined by the company's pension plan, who do not elect payment in restricted stock and leave before completion of the EVA cycle.


The acronym EVA for economic value added is attributed to Stern Steward & Co.

BECKMAN


       TWO-YEAR ECONOMIC VALUE ADDED (EVA) INCENTIVE PLAN - CYCLE THREE
                      RESTRICTED STOCK AWARD ALTERNATIVE


The Organization and Compensation Committee of the Company's Board of Directors intends to accept requests to receive restricted stock in lieu of a cash payment of any award made under the Cycle Three EVA Incentive Plan. Restricted stock awards are made under the Incentive Compensation Plan of 1990, as amended, and the following terms:

1) Elections to receive restricted stock in lieu of cash must be made for the full amount of the award under this EVA Incentive Plan. The election must be made no later than August 1, 1996.

2) To encourage stock ownership, the amount of the award will be increased by a 33 1/3% premium and then converted into whole shares of Beckman common stock based on the closing price of Beckman common stock on the last trading day of the two-year EVA cycle. No fractional shares will be granted and any remainder which would have resulted in a fractional share will instead be paid in cash on the regular incentive payment date.

3) Restricted Stock will be issued pursuant to an agreement, which will provide that such stock cannot be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a twenty-four (24) month period beginning on the date of issuance (which will be the EVA incentive payment date established by the Company). However, these restrictions will lapse earlier in the event of termination due to death, total disability, or Normal or Late retirement (but not Early Retirement) under the Beckman Pension Plan. All shares awarded will be forfeited in the event of a voluntary termination due to Early Retirement during the twenty-four month period; provided, however, that where there has been a prior Section 83(b) election (and payment of applicable taxes) by an Early Retirement eligible employee, there will be no forfeiture of shares upon termination but, the restrictions on transferability will remain for the balance of the 24-month period. A voluntary termination causes forfeiture of the shares even if a prior
   Section 83(b) election was made (and applicable taxes were paid). In the event of an involuntary termination, for cause or otherwise, no shares will be forfeited but the restrictions on transferability will remain in effect for the full 24-month period from the date of issuance of the Restricted Stock.

Under current tax law, compensation income is not recognized until the earliest to occur of (i) the last day of the full 24-month period beginning on the date of issuance of the Restricted Stock, (ii) the date of occurrence of death or termination due to total disability, the date of eligibility for Normal Retirement (but not Early Retirement) under the Company's Pension Plan, or the date of issuance of Restricted Stock if eligible for Normal or Late Retirement under the Company's Pension Plan on that date, (iii) the date of any other termination of employment, if forfeiture does not occur as a result thereof, or (iv) the date of issuance of Restricted Stock, if an Section 83(b) election is made and applicable taxes have been paid as a result thereof. The amount of income to be recognized by you will be equal to the closing price of Beckman common stock on the date of the applicable event described above, times the number of Beckman common shares awarded to you under this alternative. All applicable payroll taxes are due at that time also.


                                 IMPORTANT

The Restricted Stock Agreement and Election Form will be distributed for your consideration closer to the election deadline. Information on the effect on certain of Beckman's other benefit plans and additional tax information. Certain reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 apply. Also, participants are advised to consult with counsel in advance of making any election to determine potential Section 16(b) issues regarding the purchase and sale of the Company's common stock.

BECKMAN


                       FY 95 EXECUTIVE INCENTIVE PLAN
                           CLASSES 14 THROUGH 17


Background

Key executives have two separate incentive opportunities with different time horizons and different performance measures. For the annual incentive opportunity, the focus will be on annual results in terms of company Earnings Per Share Achievement as a Percent of Targeted EPS, with sales revenue and an individual performance multiplier as additional elements in determining the final incentive award. The second time horizon of incentive opportunity will be based on company "Economic Value Added" for a two-year cycle under a long-term incentive plan.

ANNUAL (EPS) INCENTIVE

Earnings per share continues to be a critical factor in the company's performance and valuation by the financial community. Because of its importance, the level of achievement of EPS as a percent of target is the fundamental measurement for the annual incentive opportunity. The basic award guidelines for the degree of achievement are as follows:

             EPS Achievement            Award Percentage
             Percent of Target*         of Base Earnings
           ______________________________________________

                    104%                      35.3%
                    102%                      32.3%
                    100%                      29.4%
                     98%                      22.1%
                     96%                      14.7%
                     94%                       7.4%
               below 94%                         0%

       A pro rata percentage is calculated for achievement between the above award levels.

      *Before special charges


Sales Revenue Modifier

The award percentage for EPS achievement will be increased by 10% if EPS is at target or higher for FY 95 and the company's sales goal is met or exceeded.

Individual Incentive Award Determination

The final step in the calculation of individual incentive awards is the application of an individual performance multiplier to the award percentage for EPS achievement after any adjustment for sales revenue. This multiplier is derived from the "overall rating" for Performance Expectations in the EXCEL process and is expressed as a percentage to be applied to the EPS award guideline. Base earnings for the period of incentive eligibility (eligible earnings) are then multiplied by the final award percentage to determine the amount of incentive award.

     Overall Performance Rating         Performance Multiplier to be
     for Performance Expectations       Applied to Award Guideline
     _________________________________________________________________

        Exceptional                              130% - 150%
        High                                     100% - 120%
        Good                                      50% -  90%
        Improved Performance Required                 0


Example of How the Annual Incentive Award is Calculated

Assume that EPS achievement is 102% of target before special charges and the company sales revenue goal is met or exceeded. In this example, the total annual award percentage before applying the individual performance multiplier is 35.5% (32.3% + 10% x 32.3% rounded). The 35.5% award will be increased to a 42.6% individual incentive award with an individual performance multiplier of 120%. Conversely, an individual performance modifier of 80% would reduce the 35.5% award to a 28.4% final EPS annual incentive award.

Administration

1. All financial results will be measured on an "as reported" basis with no adjustment for any effect of currency fluctuations.

2. Qualifying events that may cause a modification to the original approved EPS award level milestones must be: 1) unanticipated; 2) non-recurring;
   3) material in nature; and 4) not part of normal business operations.

3. To be eligible for an annual EPS incentive award, a participant must be in active pay status at the end of the measurement period. Partial payments will be made for retirees, as defined by the company's pension plan, who leave before the end of the fiscal year.

BECKMAN


             TWO-YEAR ECONOMIC VALUE ADDED (EVA) INCENTIVE PLAN
                        CYCLE THREE BEGINNING FY 95
                           CLASSES 14 THROUGH 17


Background

The two year (long-term plan) incentive is based upon maintaining and improving the base amount of total company EVA through a two-year measurement cycle. EVA benchmarks for incentive eligibility will be established for each two-year cycle at its beginning and successive cycles overlap by one year. For example, the second year of cycle two, fiscal year 1995, will be the first year of cycle three.

EVA Definition

EVA is defined as the net operating profit after-tax (excluding restructuring charges), less a cost of capital charge on a thirteen-month average capital base (excluding restructuring reserves). This performance measurement reflects the relationship between profits generated by the company and the cost of the balance sheet investment. Certain events may trigger a reassessment of the EVA targets for incentive eligibility.

EVA Award Eligibility

The EVA target for the cycle three, ending December 31, 1996, is based upon the 1994-1998 Strategic Plan. EVA is planned to increase from the actual amount at the end of 1994, which is the threshold for award eligibility, to the target level as operating and asset management objectives are achieved. For Class 14-17 executives, this will generate a 12.6% of base earnings award. Gradations in performance above and below the targeted EVA are depicted below.


                       EVA CYCLE THREE (1995 & 1996)

                    EVA Achievement          Final EVA
                    Percent of Target        Award
                   ____________________________________

                        less than 42%            0.0%
                                  42%            6.3%
                                 100%           12.6%
                                 139%           25.2%
                    greater than 139%           25.2%


A pro rata incentive award percentage is calculated for EVA improvement between the specific EVA achievement levels listed.

Individual Eligible Earnings for EVA Award

Although the EVA measurement period is two years, the actual award calculation will be based upon an individual participant's annualized base earnings at the end of the second year of the two-year cycle. One year of eligible earnings is applied because of the overlapping nature of the two-year cycles.

Deferred Stock Award Alternative

Payment of the earned incentive will be made in cash, subject to standard withholding taxes and deductions, or a participant may elect to be paid in restricted stock. Details of the restricted stock payment alternative are described in the insert to this document.

Administration

1. All financial results will be measured on an "as reported" basis with no adjustment for any effect of currency fluctuations.

2. Qualifying events that may cause adjustments to original approved EVA targets must be: 1) unanticipated; 2) non-recurring; 3) material in nature; and 4) not part of normal business operations.

3. To be eligible for an EVA incentive award, a participant must be in active pay status at the end of the two-year measurement period. Partial payments will be made in cash for retirees, as defined by the company's pension plan, who do not elect payment in restricted stock, and leave before completion of the EVA cycle.


The acronym EVA for economic value added is attributed to Stern Steward & Co.

BECKMAN


      TWO-YEAR ECONOMIC VALUE ADDED (EVA) INCENTIVE PLAN - CYCLE THREE
                     RESTRICTED STOCK AWARD ALTERNATIVE


The Organization and Compensation Committee of the Company's Board of Directors intends to accept requests to receive restricted stock in lieu of a cash payment of any award made under the Cycle Three EVA Incentive Plan. Restricted stock awards are made under the Incentive Compensation Plan of 1990, as amended, and the following terms:

1) Elections to receive restricted stock in lieu of cash must be made for the full amount of the award under this EVA Incentive Plan. The election must be made no later than August 1, 1996.

2) To encourage stock ownership, the amount of the award will be increased by a 33 1/3% premium and then converted into whole shares of Beckman common stock based on the closing price of Beckman common stock on the last trading day of the two-year EVA cycle. No fractional shares will be granted and any remainder which would have resulted in a fractional share will instead be paid in cash on the regular incentive payment date.

3) Restricted Stock will be issued pursuant to an agreement, which will provide that such stock cannot be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a twenty-four (24) month period beginning on the date of issuance (which will be the EVA incentive payment date established by the Company). However, these restrictions will lapse earlier in the event of termination due to death, total disability, or Normal or Late retirement (but not Early Retirement) under the Beckman Pension Plan. All shares awarded will be forfeited in the event of a voluntary termination due to Early Retirement during the twenty-four month period; provided, however, that where there has been a prior Section 83(b) election (and payment of applicable taxes) by an Early Retirement eligible employee, there will be no forfeiture of shares upon termination but, the restrictions on transferability will remain for the balance of the 24-month period. A voluntary termination causes forfeiture of the shares even if a prior
   Section 83(b) election was made (and applicable taxes were paid). In the event of an involuntary termination, for cause or otherwise, no shares will be forfeited but the restrictions on transferability will remain in effect for the full 24-month period from the date of issuance of the Restricted Stock.

Under current tax law, compensation income is not recognized until the earliest to occur of (i) the last day of the full 24-month period beginning on the date of issuance of the Restricted Stock, (ii) the date of occurrence of death or termination due to total disability, the date of eligibility for Normal Retirement (but not Early Retirement) under the Company's Pension Plan, or the date of issuance of Restricted Stock if eligible for Normal or Late Retirement under the Company's Pension Plan on that date, (iii) the date of any other termination of employment, if forfeiture does not occur as a result thereof, or (iv) the date of issuance of Restricted Stock if an Section 83(b) election is made and applicable taxes have been paid as a result thereof. The amount of income to be recognized by you will be equal to the closing price of Beckman common stock on the date of the applicable event described above, times the number of Beckman common shares awarded to you under this alternative. All applicable payroll taxes are due at that time also.


                                 IMPORTANT

The Restricted Stock Agreement and Election Form will be distributed for your consideration closer to the election deadline. Information on the effect on certain of Beckman's other benefit plans and additional tax information. Certain reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 apply. Also, participants are advised to consult with counsel in advance of making any election to determine potential Section 16(b) issues regarding the purchase and sale of the Company's common stock.

BECKMAN


                  FY '95 OFFICER EXECUTIVE INCENTIVE PLAN
                          TREASURER AND DIRECTOR,
                CORPORATE BUSINESS DEVELOPMENT AND LICENSING


Bonus Eligibility

The key elements in determining incentive awards are:

1) EPS Achievement
2) Sales Revenue, and
3) Individual overall EXCEL rating

EPS Achievement

Earnings per share continues to be a critical factor in the company's performance and valuation by the financial community. Because of its importance, the level of achievement of EPS as a percent of target is the fundamental measurement for the annual incentive opportunity. The basic award guidelines for the degree of achievement are as follows:

          EPS Achievement               Award Percentage
          Percent of Target*            of Base Earnings
          ______________________________________________

                 104%                         30.0%
                 102%                         22.0%
                 100%                         14.0%
                  98%                         10.5%
                  96%                          7.0%
                  94%                          3.5%
            below 94%                            0%

     A pro rata incentive award percentage is calculated for gradations between achievement levels.

    *Before special charges.


Sales Revenue Modifier

The award percentage for EPS achievement will be increased by 10% if EPS is at target or higher for FY '95 and the company's sales goal is met or exceeded.

Individual Incentive Award Determination

The final step in the calculation of individual incentive awards is the application of an individual performance multiplier to the award percentage for EPS achievement after any adjustment for sales revenue. EXCEL descriptions of overall performance levels will be the basis for determining individual performance multipliers. The performance multiplier, expressed as a percentage, is applied to the EPS award guideline. Base earnings for the period of incentive eligibility (eligible earnings) are then multiplied by the final award percentage to determine the amount of incentive award.

                                      Performance Multiplier to be
       Overall Performance            Applied to Award Guideline
       ___________________________________________________________

       Exceptional                             125% - 150%
       High                                    100% - 125%
       Good                                     75% - 100%
       Improved Performance Required                0%


Example of How the Annual Incentive Award is Calculated

Assume that EPS achievement is 100% of target (before special charges) and the company sales revenue goal is met or exceeded. In this example, the total annual award percentage before applying the individual performance multiplier is 15.4% (14.0% + 10% x 14.0%). The 15.4% award will be increased to a 18.5% individual incentive award with an individual performance multiplier of 120%. Conversely, an individual performance modifier of 80% would reduce the 15.4% award to a 12.3% final EPS incentive award.

Administration

1. All financial results will be measured on an "as reported" basis with no adjustment for any effect of currency fluctuations.

2. Qualifying events that may cause a modification to the original EPS award level milestones must be: 1) unanticipated; 2) non-recurring; 3) material in nature; and 4) not part of normal business operations.

3. To be eligible for an incentive award, a participant must be in active pay status at the end of the measurement period. Exceptions may be approved on a pro rata basis for participants who retire in midyear or other special circumstances.



                    EXECUTIVE INCENTIVE AWARD GUIDELINES
                   PRESIDENT AND CHIEF OPERATING OFFICER

                        FY 95 ANNUAL (EPS) INCENTIVE

             EPS Achievement
             Percent of Target*          Award Percentage
             ____________________________________________

                   104%                      46.2%
                   102%                      42.4%
                   100%                      38.5%
                    98%                      28.9%
                    96%                      19.3%
                    94%                       9.6%
              below 94%                       0.0%

     A pro rata incentive award percentage is calculated for gradations between achievement levels.

    *Before special charges.

   EVA CYCLE TWO (1994 & 1995)         EVA CYCLE THREE (1995 & 1996)

   Absolute EVA         Final EVA      EVA Achievement     Final EVA
   ($ million)          Award          Percent of Target   Award
   ______________________________      _____________________________

   less than $0.6         0.0%         less than 42%          0.0%
             $0.6         8.25%                  42%          8.25%
            $20.6        16.5%                  100%         16.5%
            $30.0        33.0%                  139%         33.0%
   greater than $30.0    33.0%         greater than 139%     33.0%


     A pro rata incentive award is calculated for EVA improvement between the specific EVA achievement levels listed.


                    EXECUTIVE INCENTIVE AWARD GUIDELINES
                          CHIEF EXECUTIVE OFFICER

                           FY 95 ANNUAL INCENTIVE
          EPS Achievement
          Percent of Target*             Award Percentage
          _______________________________________________

                104%                          50.4%
                102%                          46.2%
                100%                          42.0%
                 98%                          31.5%
                 96%                          21.0%
                 94%                          10.5%
           below 94%                           0.0%

     A pro rata incentive award percentage is calculated for gradations between achievement levels.

    *Before special charges.


     EVA CYCLE TWO (1994 & 1995)     EVA CYCLE THREE (1995 & 1996)

     Absolute EVA        Final EVA     EVA Achievement     Final EVA
     ($ million)         Award         Percent of Target   Award
     _____________________________     _____________________________

     less than $0.6        0.0%        less than 42%         0.0%
               $0.6        9.0%                  42%         9.0%
              $20.6       18.0%                 100%        18.0%
              $30.0       36.0%                 139%        36.0%
     greater than $30.0   36.0%        greater than 139%    36.0%

     A pro rata incentive award is calculated for EVA improvement between the specific EVA achievement levels listed.